Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097

NEWS RELEASE

For media information:	For investor information:
Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on November 3, 2011

Teradata Announces 2011 Third Quarter Results

•	Revenue increased 23 percent from the third quarter of 2010

•	GAAP EPS was $0.51, versus $0.44 in the prior-year period

•	Non-GAAP EPS increased 28 percent to $0.59, versus $0.46 in the third quarter of 2010(2)

•	Cash from Operations increased 57 percent from the third quarter of 2010

•	Increasing revenue and EPS guidance for 2011

ATLANTA – Teradata Corporation (NYSE: TDC) reported revenue of $602 million for the quarter ended September 30, 2011, an increase of 23 percent from $489 million in the third quarter of 2010. The year-over-year comparison was benefited by approximately 4 percentage points from currency translation. (1)

Special items were included in Teradata’s results reported under U.S. Generally Accepted Accounting Principles (GAAP) for the third quarter of 2011, including $6 million of amortization of acquisition-related intangible assets; $4 million of transaction, integration and reorganization costs; $3 million of acquisition-related purchase accounting adjustments; and $8 million of stock-based compensation expense. Included in the prior year quarter’s results was $7 million of stock-based compensation expense.

Gross margin in the third quarter was 54.5 percent compared to 57.1 percent in the third quarter of 2010. Excluding the special items mentioned above, gross margin was 55.4 percent in the third quarter of 2011, compared to 57.3 percent in the third quarter of 2010.(2) The decrease in non-GAAP gross margin from the strong prior-year period resulted from a significant increase in our third quarter 2010 consulting services revenue which generates lower gross margin than product revenue. Product gross margin was also lower than the record high product gross margin generated in the third quarter of 2010, which more than offset improved services gross margin in the third quarter of 2011.

Net income reported for the third quarter of 2011 was $87 million, or $0.51 per diluted share, which compared to net income of $75 million, or $0.44 per diluted share, in the third quarter of 2010. Excluding the special items, non-GAAP EPS was $0.59 in the third quarter of 2011, versus $0.46 in the third quarter of 2010. (2)

“We continued to deliver strong operating results in the third quarter, growing revenue 23 percent and earnings per share 28 percent. Based on this performance, we are raising our full-year guidance for both revenue and earnings per share,” said Mike Koehler, president and chief executive officer of Teradata Corporation.

“Teradata’s industry-leading data warehousing, big data analytics, and integrated marketing management solutions are in demand as companies look to cost effectively manage the data explosion and extract new insights from both traditional and new types of data.

“As a result of our growth and continued adoption by new and existing customers we are raising our full year 2011 GAAP earnings per share to the $1.98 to $2.03 range and full-year non-GAAP EPS guidance to the $2.25 to $2.30 range.” (2)

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

Americas

Teradata generated $375 million of revenue in its Americas region in the third quarter of 2011, up 28 percent from $292 million in the third quarter of 2010. Currency translation did not affect revenue growth in the Americas in the third quarter. (1)

Gross margin in the Americas region in the third quarter of 2011 was 59.5 percent, versus the record high 61.6 percent achieved in the third quarter of 2010. The decrease in reported gross margin from the strong prior-year period resulted from lower product gross margin due to deal mix and increased amortization of capitalized software development cost and acquired technology.

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the third quarter of 2011 was $133 million, up 22 percent from $109 million generated in the third quarter of 2010. Currency translation benefited the revenue comparison in the EMEA region by 8 percentage points. (1)

Gross margin in the EMEA region in the third quarter of 2011 was 46.6 percent, versus 51.4 percent reported in the third quarter of 2010, primarily due to the greater proportion of consulting revenue as compared to the prior-year period, as well as lower product gross margin due to deal mix and increased amortization of capitalized software development cost and acquired technology.

Asia Pacific / Japan (APJ)

Teradata generated $94 million of revenue in its APJ region in the third quarter of 2011, a 7 percent increase from $88 million in the third quarter of 2010. The revenue comparison in the APJ region benefited by 9 percentage points from currency translation.(1)

Gross margin in the APJ region in the third quarter of 2011 was 45.7 percent, compared to 48.9 percent in the third quarter of 2010. The gross margin decline was driven primarily by strong growth in consulting revenues which generate lower gross margin, as well as from lower product margins.

Operating Income

Third-quarter operating income of $122 million improved from $106 million reported in the third quarter of 2010. Excluding the items previously mentioned, non-GAAP operating income increased 27 percent to $143 million.(2) In the quarter, higher revenue more than offset increased selling, general and administrative expense and research and development expense, which now include ongoing operating expenses from recent acquisitions. On a non-GAAP basis, operating margin improved to 23.6 percent, versus 23.1 percent in the third quarter of 2010. (2)

Cash Flow

During the third quarter of 2011, Teradata generated $102 million of cash from operating activities, compared to $65 million in the prior-year period. Capital expenditures in the third quarter totaled $27 million compared to $18 million in the third quarter of 2010. Teradata generated $75 million of free cash flow (cash from operations less capital expenditures for property and equipment and additions to capitalized software) (3) in the third quarter of 2011, a 60 percent increase from $47 million in the same period in 2010.

During the first nine months of 2011, Teradata generated $387 million of cash from operating activities, compared to $265 million in the prior-year period. Capital expenditures in the first nine months of 2011 were $87 million, compared to $62 million in the same period in 2010. During the first nine months of 2011, Teradata generated $300 million of free cash flow, a 48 percent increase from $203 million in the same period in 2010.(3)

	For the Periods Ended September 30
	(in millions)
	Three Months		Nine Months
	2011	2010	2011	2010
Net Income (GAAP)	$87	$75	$255	$216

Cash provided by operating activities (GAAP)	$102	$65	$387	$265
Less capital expenditures for:
Expenditures for property and equipment	(9)	(8)	(31)	(25)
Additions to capitalized software	(18)	(10)	(56)	(37)

Total capital expenditures	(27)	(18)	(87)	(62)

Free Cash Flow (non-GAAP measure) (3)	$75	$47	$300	$203

Balance Sheet

Teradata ended the third quarter of 2011 with $691 million in cash, a $9 million increase from June 30, 2011, as cash generated during the quarter more than offset $57 million of cash Teradata used in the third quarter to repurchase approximately 1.1 million shares of its publicly-traded stock.

As of September 30, 2011, Teradata had total debt of $300 million outstanding under a 5-year term loan. Additionally, Teradata has $300 million of funds available through a pre-arranged credit facility, but had no borrowings related to the credit facility as of September 30, 2011.

2011 Outlook

Teradata is increasing its expectation for full-year 2011 revenue growth to 19-21 percent. Teradata anticipates that currency fluctuations will benefit the year-over-year revenue comparison by approximately 3 percentage points, based on currency rates on October 31, 2011.

Teradata is also increasing its expectation for full-year 2011 GAAP earnings per share to the $1.98 to $2.03 range and full-year non-GAAP EPS guidance to the $2.25 to $2.30 range. (2) Teradata excludes gains from equity investments, estimated purchase accounting adjustments, amortization of acquisition-related intangible assets, stock-based compensation expense, as well as transaction, integration and reorganization costs to arrive at non-GAAP earnings per share.

2011 Third-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s third-quarter 2011 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s leading analytic data solutions company focused on integrated data warehousing, big data analytics, and business applications. Teradata’s innovative products and services deliver integration and insight to empower organizations to achieve competitive advantage. Visit teradata.com for details.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency schedule on the Investor Relations page of the company’s web site www.teradata.com/investor.

	For the Periods Ended September 30
	(in millions)
	Three Months				Nine Months
	2011	2010	% Chg	% Chg CC*	2011	2010	% Chg	% Chg CC*
Revenue
Products (software/hardware)	$287	$243	18%	16%	$791	$666	19%	16%

Consulting services	176	131	34%	29%	498	380	31%	25%
Maintenance services	139	115	21%	16%	400	342	17%	13%

Total services	315	246	28%	23%	898	722	24%	19%

Total revenue	$602	$489	23%	19%	$1,689	$1,388	22%	18%

	2011	2010	% Chg	% Chg CC*	2011	2010	% Chg	% Chg CC*
By segment/region
Americas region	$375	$292	28%	28%	$1,021	$825	24%	23%
EMEA region	133	109	22%	14%	403	323	25%	17%
APJ region	94	88	7%	-2%	265	240	10%	1%

Total revenue	$602	$489	23%	19%	$1,689	$1,388	22%	18%

*	CC = Constant Currency

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP EPS, non-GAAP operating income and non-GAAP gross margin which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and earnings per diluted share, or EPS, under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as EPS, gross margin and operating income, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view to the company’s operating results during the integration period of the acquisitions of Aprimo and Aster Data, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

(a)	Earnings Per Share Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended September 30
	Three Months		Nine Months		2011 FY
	2011	2010	2011	2010	Guidance
Diluted Earnings Per Share (GAAP)	$0.51	$0.44	$1.48	$1.27	$ $	1.98 - 2.03

Excluding:
Gain from equity investments			(0.13)			(0.13)
Stock-based compensation expense	0.03	0.02	0.09	0.06		0.12
Purchase accounting adjustments	0.01		0.06			0.07
Amortization of acquisition-related intangible assets	0.03		0.07			0.09
Transaction, integration and reorganization related costs	0.01		0.09			0.12

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.59	$0.46	$1.66	$1.33	$ $	2.25 - 2.30

(b)	Gross Margin Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended September 30
	Three Months			Nine Months
	2011	2010	% chg	2011	2010	% chg
Gross Margin (GAAP)	$328	$279	18%	$919	$783	17%
% of Revenue	54.5%	57.1%		54.4%	56.4%
Excluding:
Stock-based compensation expense	1	1		3	2
Purchase accounting adjustments	3			15
Amortization of acquisition-related intangible assets	4			11
Transaction, integration and reorganization related costs				2

Adjusted Gross Margin (Non-GAAP)	$336	$280	20%	$950	$785	21%

% of Revenue (non-GAAP)	55.4%	57.3%		55.7%	56.6%

(c)	Operating Income Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended September 30
	Three Months			Nine Months
	2011	2010	% chg	2011	2010	% chg
Operating Income (GAAP)	$122	$106	15%	$323	$298	8%
% of Revenue (GAAP)	20.3%	21.7%		19.1%	21.5%
Excluding:
Stock-based compensation expense	8	7		25	18
Purchase accounting adjustments	3			15
Amortization of acquisition-related intangible assets	6			18
Transaction, integration and reorganization related costs	4			21

Adjusted Operating Income (Non-GAAP)	$143	$113	27%	$402	$316	27%

% of Revenue (non-GAAP)	23.6%	23.1%		23.6%	22.8%

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation or as a substitute for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the enterprise data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended September 30
	Three Months			Nine Months
	2011	2010	% Chg	2011	2010	% Chg
Revenue

Products	$287	$243	18%	$791	$666	19%
Services	315	246	28%	898	722	24%

Total revenue	602	489	23%	1,689	1,388	22%

Product gross margin	188	171		520	451
% of Revenue	65.5%	70.4%		65.7%	67.7%
Services gross margin	140	108		399	332
% of Revenue	44.4%	43.9%		44.4%	46.0%

Total gross margin	328	279		919	783
% of Revenue	54.5%	57.1%		54.4%	56.4%

Selling, general and administrative expenses	163	133		478	377
Research and development expenses	43	40		118	108

Income from operations	122	106		323	298
% of Revenue	20.3%	21.7%		19.1%	21.5%

Other (expense) income, net	(1)	—		25	—

Income before income taxes	121	106		348	298
% of Revenue	20.1%	21.7%		20.6%	21.5%

Income tax expense	34	31		93	82

% Tax rate	28%	29%		27%	28%

Net income	$87	$75		$255	$216

% of Revenue	14.5%	15.3%		15.1%	15.6%

Net income per common share
Basic	$0.52	$0.45		$1.52	$1.29
Diluted	$0.51	$0.44		$1.48	$1.27

Weighted average common shares outstanding
Basic	167.9	167.2		168.3	167.3
Diluted	171.7	170.1		172.1	170.1

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	September 30, 2011	June 30, 2011	December 31, 2010
Assets

Current assets
Cash and cash equivalents	$691	$682	$883
Accounts receivable, net	441	416	402
Inventories	64	59	65
Other current assets	65	65	56

Total current assets	1,261	1,222	1,406

Property and equipment, net	119	119	105
Capitalized software, net	140	133	116
Goodwill	736	714	136
Acquired intangible assets	171	205	12
Deferred income taxes	48	58	59
Other assets	11	10	49

Total assets	$2,486	$2,461	$1,883

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$96	$87	$102
Payroll and benefits liabilities	140	128	134
Deferred revenue	353	392	263
Other current liabilities	82	72	70

Total current liabilities	671	679	569

Long-term debt	293	295	—
Pension and other postemployment plan liabilities	83	85	85
Other liabilities	38	37	40

Total liabilities	1,085	1,096	694

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	744	730	690
Treasury Stock	(494)	(437)	(399)
Retained earnings	1,139	1,052	884
Accumulated other comprehensive income	10	18	12

Total stockholders’ equity	1,401	1,365	1,189

Total liabilities and stockholders’ equity	$2,486	$2,461	$1,883

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended September 30
	Three Months		Nine Months
	2011	2010	2011	2010
Operating activities
Net income	$87	$75	$255	$216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25	15	74	43
Stock-based compensation expense	8	7	25	18
Excess tax benefit from stock-based compensation	(1)	(1)	(10)	(3)
Deferred income taxes	20	5	31	16
Gain on investments	—	—	(28)	—
Changes in assets and liabilities:
Receivables	(25)	(29)	(12)	(24)
Inventories	(5)	(17)	—	(18)
Current payables and accrued expenses	30	36	—	(7)
Deferred revenue	(38)	(41)	57	11
Other assets and liabilities	1	15	(5)	13

Net cash provided by operating activities	102	65	387	265

Investing activities
Expenditures for property and equipment	(9)	(8)	(31)	(25)
Additions to capitalized software	(18)	(10)	(56)	(37)
Business acquisitions and other investing activities, net	(3)	(29)	(722)	(61)

Net cash used in investing activities	(30)	(47)	(809)	(123)

Financing activities
Repurchases of common stock	(57)	(17)	(95)	(88)
Proceeds from long-term borrowings	—	—	600	—
Repayments of long-term borrowings	—	—	(300)	—
Excess tax benefit from stock-based compensation	1	1	10	3
Other financing activities, net	3	9	19	21

Net cash (used in) provided by financing activities	(53)	(7)	234	(64)

Effect of exchange rate changes on cash and cash equivalents	(10)	6	(4)	2

Increase (decrease) in cash and cash equivalents	9	17	(192)	80
Cash and cash equivalents at beginning of period	682	724	883	661

Cash and cash equivalents at end of period	$691	$741	$691	$741

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended September 30
	Three Months				Nine Months
	2011	2010	% Change As Reported	% Change Constant Currency	2011	2010	% Change As Reported	% Change Constant Currency
Segment Revenue
Americas	$375	$292	28%	28%	$1,021	$825	24%	23%
EMEA	133	109	22%	14%	403	323	25%	17%
APJ	94	88	7%	-2%	265	240	10%	1%

Total revenue	602	489	23%	19%	1,689	1,388	22%	18%

Segment gross margin

Americas	223	180			592	497
% of Revenue	59.5%	61.6%			58.0%	60.2%
EMEA	62	56			208	170
% of Revenue	46.6%	51.4%			51.6%	52.6%
APJ	43	43			119	116
% of Revenue	45.7%	48.9%			44.9%	48.3%

Total gross margin	328	279			919	783
% of Revenue	54.5%	57.1%			54.4%	56.4%
Selling, general and administrative expenses	163	133			478	377
Research and development expenses	43	40			118	108

Income from operations	$122	$106			$323	$298

% of Revenue	20.3%	21.7%			19.1%	21.5%